Exhibit 5.1

December 12, 2019

Accel Entertainment, Inc.

PO Box 1218

Bolingbrook, IL 60440

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Accel Entertainment, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 12, 2019 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of (1) up to 22,333,308 shares of Class A-1 Common Stock, par value $0.0001 per share of the Company (the “Class A-1 Common Stock”) issuable upon exercise of certain outstanding warrants (the “Primary Warrants”) of the Company (the “Primary Class A-1 Common Stock”), and (2) for resale up to an aggregate of (a) 65,868,235 shares of Class A-1 Common Stock, consisting of (i) 53,753,698 shares of Class A-1 Common Stock currently held by certain stockholders of the Company (the “Outstanding Class A-1 Shares”), (ii) 7,114,538 shares of Class A-1 Common Stock issuable upon exercise of the Selling Holder Warrants (as defined below) (the “Resale Warrant Shares”), and (iii) and up to 4,999,999 shares of Class A-1 Common Stock issuable upon the conversion of outstanding Class A-2 Common Stock, par value $0.0001 per share (“Class A-2 Common Stock”), of the Company (the “Exchange Class A-1 Common Stock” and collectively with the Outstanding Class A-1 Shares and Resale Warrant Shares, the “Selling Holder A-1 Shares”) and (b) 7,114,538 warrants issued by the Company to purchase Class A-1 Common Stock (the “Selling Holder Warrants” and collectively with Primary Class A-1 Common Stock and Selling Holder A-1 Shares, the “Securities”) which are currently held by certain stockholders of the Company (the holders of the Selling Holder A-1 Shares and Selling Holder Warrants collectively, the “Selling Holders”), as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Securities, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Class A-1 Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the Securities to be sold by the Selling Holders pursuant to the Registration Statement and the Prospectus.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that,

1.

The Primary Class A-1 Common Stock, when issued and delivered upon exercise of the Primary Warrants in the manner and for the consideration stated in the respective Primary Warrants, will be duly authorized, legally issued, fully paid and non-assessable.

2.	The Outstanding Class A-1 Shares to be sold by the Selling Holders pursuant to the Registration Statement and the Prospectus are validly issued, nonassessable and fully paid.

3.

The Resale Warrant Shares, when issued and delivered upon exercise of the Selling Holder Warrants in the manner and for the consideration stated in the Selling Holder Warrants, will be duly authorized, legally issued, fully paid and non-assessable.

4.

The Exchange Class A-1 Common Stock, when issued and delivered in accordance with the Certificate and the restricted stock agreement relating thereto, will be duly authorized, legally issued, fully paid on non-assessable.

5.	The Selling Holder Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Securities to be sold by the Selling Holders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP

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